Exhibit 99.2

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Financial Information

On April 1, 2026, CVD Equipment Corporation, a New York corporation (the “Company”), consummated the transactions contemplated by an Asset Purchase Agreement (the “Asset Purchase Agreement”) entered into with a subsidiary of the Atlas Copco Group based in Nacka, Sweden (the “Buyer”).

Under the Asset Purchase Agreement, the Company sold to the Buyer substantially all of the assets related to the Company’s Stainless Design Concepts (“SDC”) business division and excluded certain assets, and the Buyer assumed certain specified liabilities, in each case as set forth in the Asset Purchase Agreement (collectively, the “Transaction”).

The Company retained ownership of its Saugerties, New York facility, which will be leased to the Buyer for an initial term of two years from the closing of the Transaction.

The aggregate consideration paid to the Company in connection with the Transaction approximated $16.9 million (the “Purchase Price”) and is subject to a Purchase Price Adjustment (as defined in the Asset Purchase Agreement).

At the closing of the Transaction (the “Closing”), the Buyer placed $900,000 of the Purchase Price in escrow to cover post-Closing adjustments and indemnification obligations under the Asset Purchase Agreement. The escrow will be released as described in the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things, breaches of certain representations, warranties and covenants in connection with the Transaction.

In connection with the Transaction, the Company retained ownership of its Saugerties, New York facility and entered into a lease agreement (the “Facility Lease”) with the Buyer, pursuant to which the Buyer will lease such facility for an initial term of two years following the closing. The Facility Lease provides for an initial annual rent of $182,750, subject to customary adjustments. The annual rent under this agreement has been reflected in the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2025 and 2024.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2025, presents the Company’s consolidated financial position giving pro forma effect to the Transaction as if it had occurred on December 31, 2025. The unaudited pro forma condensed consolidated statement of operations for the years ended December 31, 2025 and 2024 present the Company’s consolidated results of operations giving pro forma effect to the Transaction as if it had occurred on January 1, 2024.

The unaudited pro forma condensed consolidated financial statements presented herein have been derived from the Company’s historical consolidated financial statements. While the historical consolidated financial statements reflect the past financial results of the Company, the pro forma condensed consolidated financial statements are included for informational purposes only and are intended to illustrate how the Transaction might have affected the historical consolidated financial statements had it been completed at an earlier time as indicated herein. The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K and these unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, and include adjustments to the extent that they are directly attributable to the Transaction.

These pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of the Transaction on the Company’s historical information, and are not necessarily indicative of the Company’s future financial position and future results of operations and do not reflect all actions that may be taken by the Company following the closing of the Transaction. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

These unaudited pro forma condensed consolidated financial statements should be read in connection with the Company’s historical audited consolidated financial statements, the accompanying notes and “Managements Discussion of Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026.

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2025

(in thousands, except per share amounts)

		Pro Forma
	As Reported	Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$8,734	$15,948	(a)	$24,682
Accounts receivable, net of allowance for credit losses	2,314	(1,021)	(c)	1,293
Contract assets	3,391	(538)	(c)	2,853
Inventories	1,568	(1,283)	(c)	285
Assets held for sale	510	-		510
Escrow deposit	-	900	(b)	900
Other current assets	367	(9)	(c)	358
Total current assets	16,884	13,997		30,881

Property, plant and equipment, net	10,573	(45)	(c)	10,528
Other assets	52	(2)	(c)	50
Total assets	$27,509	$13,950		$41,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$642	$(392)	(c)	$250
Accrued expenses	1,188	853	(d)	2,041
Current maturities of long-term debt	181	-		181
Income taxes payable	-	563	(f)	563
Contract liabilities	773	(213)	(c)	560
Total current liabilities	2,784	811		3,595

Long-term debt, net of current portion	-	-		-

Total liabilities	2,784	811		3,595

Contingencies (see note 14)

Stockholders’ equity:
Common stock - $0.01 par value – 20,000,000 shares authorized; issued and outstanding 6,937,338 at December 31, 2025 and 6,881,838 at December 31, 2024	69	-		69
Additional paid-in capital	30,699	-		30,699
Accumulated deficit	(6,043)	13,139	(e)	7,096
Total stockholders’ equity	24,725	13,139		37,864

Total liabilities and stockholders’ equity	$27,509	$13,950		$41,459

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year ended December 31, 2025

(in thousands, except share amounts)

		Pro Forma
	As Reported	Adjustments	Notes	Pro Forma

Revenue	$25,786	$(7,617)	(g)	$18,169
Cost of revenue	18,498	(4,575)	(g)	13,923

Gross profit	7,288	(3,042)		4,246

Operating expenses:
Research and development	2,786	(171)	(g)	2,615
Selling	1,443	(238)	(g)	1,205
General and administrative	4,806	(896)	(g)	3,910
Impairment charges	163	-		163
Gains on sales of equipment	-	-		-

Total operating expenses, net	9,198	(1,305)		7,893

Operating loss	(1,910)	(1,737)		(3,647)

Other income (expense):
Interest income	341	-		341
Interest expense	(13)	-		(13)
Other income	-	188	(h)	188
Total other income, net	328	188		516

Loss before income tax	(1,582)	(1,549)		(3,131)

Income tax expense	3	-		3

Net loss	$(1,585)	$(1,549)		$(3,134)

Loss per common share:
Basic	$(0.23)			$(0.46)
Diluted	$(0.23)			$(0.46)

Weighted average number of shares
Basic	6,875			6,875
Diluted	6,875			6,875

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year ended December 31, 2024

(in thousands, except share amounts)

		Pro Forma
	As Reported	Adjustments	Notes	Pro Forma

Revenue	$26,876	$(7,818)	(g)	$19,058
Cost of revenue	20,825	(4,123)	(g)	16,702

Gross profit	6,051	(3,695)		2,356

Operating expenses:
Research and development	2,627	(229)	(g)	2,398
Selling	1,656	(195)	(g)	1,461
General and administrative	4,901	(710)	(g)	4,191
Impairment charges	-	-		-
Gains on sales of equipment	(717)	-		(717)

Total operating expenses, net	8,467	(1,134)		7,333

Operating loss	(2,416)	(2,561)		(4,977)

Other income (expense):
Interest income	559	-		559
Interest expense	(19)	-		(19)
Other income	2	183	(h)	185
Total other income, net	542	183		725

Loss before income tax	(1,874)	(2,378)		(4,252)

Income tax expense	24	-		24

Net loss	$(1,898)	$(2,378)		$(4,276)

Loss per common share:
Basic	$(0.28)			$(0.63)
Diluted	$(0.28)			$(0.63)

Weighted average number of shares
Basic	6,823			6,823
Diluted	6,823			6,823

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Financial Statements

(amounts in thousands)

a)	Represents the estimated cash proceeds received from the disposition of SDC comprised of the base purchase price of $16,853, offset by the escrow amount of $900 and escrow expense of $5. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Asset Purchase Agreement.

b)	Represents the recognition for the escrow amount receivable of $900.

c)	Represents the elimination of the assets and liabilities associated with the disposition of SDC.

d)	Represents the elimination of liabilities (accrued expenses) associated with the disposition of SDC of $6, offset by the accrual for estimated transaction costs of $859 incurred in connection with the disposition of SDC.

e)	Represents the estimated pro forma gain on the disposition of SDC of $13,139, which is calculated as the difference between total consideration received for the disposition of SDC (including the escrow amount of $900 and escrow expense of $5) of $16,853 and the net assets of SDC presented in its historical balance sheet as of December 31, 2025 amounting to $2,287, net of transaction costs of $864 and income taxes of $563 (refer to adjustment (f) below). The actual gain on disposal will be based on the balance sheet information as of the closing of the disposition of SDC and may differ significantly. The pro forma gain on disposal has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not impact financial results from continuing operations.

f)	Represents the estimated tax expense resulting from the gain on the disposition of SDC of $563

g)	Represents the elimination of operations relating to the disposition of SDC.

h)	Represents the annual rentals of the Saugerties, New York facility to the Buyer.